UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2020

UNUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 3100 Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	UMRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 – Submission of Matters to a Vote of Security Holders.

Unum Therapeutics Inc. (the “Company”) held its special meeting (the “Special Meeting”) of stockholders on March 9, 2020. The following proposal was submitted to the stockholders at Special Meeting:

To approve a stock option exchange program for certain eligible employees, including certain of our executive officers, to exchange certain outstanding stock options for stock options with a lower exercise price.

The proposal is described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on February 18, 2020.

The number of shares of common stock entitled to vote at the Special Meeting was 29,888,218. The number of shares of common stock present or represented by valid proxy at the Special Meeting was 20,603,458. The proposal submitted to a vote of the Company’s stockholders at the Special Meeting was approved. The results of the voting included 16,830,949 votes for, 3,534,224 votes against and 238,285 votes abstained. There were no broker non-votes regarding this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2020	UNUM THERAPEUTICS INC.

	By:	/s/ Charles Wilson
Charles Wilson, Ph. D.
Chief Executive Officer and President

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